As filed with the Securities and Exchange Commission on June 10, 1998
                                                    Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ___________

                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933
                                  ___________

                        PROGENICS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                          13-3379479
      (State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)          Identification No.)

                          777 Old Saw Mill River Road
                           Tarrytown, New York  10591
         (Address, including zip code, of principal executive offices)

                       1998 Employee Stock Purchase Plan
                1998 Non-Qualified Employee Stock Purchase Plan
                 Amended 1996 Stock Incentive Plan, as amended
                              (Full title of plan)

                           PAUL J. MADDON, M.D., Ph.D
                      c/o Progenics Pharmaceuticals, Inc.
                          777 Old Saw Mill River Road
                           Tarrytown, New York  10591
                    (Name and address of agent for service)

                                 (914) 789-2800
         (Telephone number, including area code, of agent for service)
                                  ___________

                        CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
                                          maximum      maximum
     Title of                             offering    aggregate      Amount of
   securities to        Amount to be     price per     offering    registration
   be registered         registered        share        price           fee

   Common Stock,      1,050,000 shares   $16.50 (1)  $17,325,000      $5,111
     par value            (1) (2)
 $.0013 per share

(1) Represents 150,000 shares issuable upon exercise of options to be granted pursuant to the 1998 Employee Stock Purchase Plan, 50,000 shares issuable upon exercise of options to be granted pursuant to the 1998 Non-Qualified Employee Stock Purchase Plan and 950,000 shares issuable upon exercise of options to be granted pursuant to the Amended 1996 Stock Incentive Plan, as amended, at an offering price, calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, equal to $16.50, the average of the high and low prices reported on the Nasdaq National Market on June 5, 1998.

(2) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

This Registration Statement shall hereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation Of Documents By Reference

     The following documents filed by Progenics Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    (b) Current Report on Form 8-K filed on February 6, 1998;

    (c) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998;

    (d) Description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed September 29, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities

     Not applicable

Item 5.        Interests of Named Experts and Counsel

     Not applicable

Item 6.        Indemnification of Directors and Officers

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company's Certificate of Incorporation, Article XII of the Company's By-laws and Indemnification Agreements the Company has entered into with each of its directors and officers, the Company may be obligated under certain conditions to indemnify its directors and officers against certain liabilities and expenses arising from claims against them because of being such a director or officer. In addition, the Company has obtained directors' and officers' liability insurance insuring, subject to certain conditions, its directors and officers against similar such liabilities and expenses.

Item 7.        Exemption from Registration Claimed

     Not applicable.

Item 8.        Exhibits

     A list  of Exhibits  to this  registration statement  is set  forth in the
Exhibit Index starting on page II-4 hereof.

Item 9.        Undertakings

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 10, 1998.

                                    PROGENICS PHARMACEUTICALS, INC.

                                    by     /s/Paul J. Maddon
                                       Paul J. Maddon, M.D., Ph.D.
                                     Chairman of the Board, President
                                       and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul J. Maddon, M.D., Ph.D. and Robert A. McKinney, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signature                          Title                         Date

 /s/ Paul J. Maddon .....           Chairman of the Board,        June 10, 1998
 Paul J. Maddon, M.D., Ph.D.        Chief Executive Officer
                                    and President (Principal
                                    Executive Officer)

 /s/ Robert A. McKinney..           Vice President, Finance and   June 10, 1998
 Robert A. McKinney                 Operations and Treasurer
                                    (Principal Financial and
                                    Accounting Officer)

 /s/ Charles A. Baker....           Director                      June 10, 1998
 Charles A. Baker

 /s/ Mark F. Dalton .....           Director                      June 10, 1998
 Mark F. Dalton

                                    Director                      June 10, 1998
 Stephen P. Goff, Ph.D..

                                    Director                      June 10, 1998
 Elizabeth M. Greetham

 /s/ Paul F. Jacobson....           Director                      June 10, 1998
 Paul F. Jacobson

 /s/ David A. Scheinberg.           Director                      June 10, 1998
 David A. Scheinberg, M.D., Ph.D.

                                 EXHIBIT INDEX

Exhibit
Number      Description

  5       Opinion of M. Warren Browne

 23(a)    Consent of Coopers & Lybrand L.L.P.

 23(b)    Consent of M. Warren Browne (included in Exhibit 5)

 24       Power of Attorney (included in signature page)

                                                        Exhibit 5




                                   June 10, 1998





Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York   10591

Dear Sirs:

     Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Progenics Pharmaceuticals, Inc. (the "Company"), relating to an aggregate of 1,050,000 shares of the Company's Common Stock, par value $.0013 per share (the "Shares"), issuable upon the exercise of certain options to be granted under the Company's 1998 Employee Stock Purchase Plan, 1998 Non-Qualified Employee Stock Purchase Plan and Amended 1996 Stock Incentive Plan, as amended.

     As counsel to the Company, I have examined such corporate records and other documents and have considered such questions of law as I have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in my opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares upon the exercise of options to be granted pursuant to the Plans and that the Shares will, when issued upon exercise and in accordance with the terms and conditions of the options to be granted in accordance with the terms and conditions of the Plans, be duly authorized, validly issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,
                                        /s/  M. Warren Browne
                                        M. Warren Browne

                                                              Exhibit 23(a)


                    Consent of Independent Accountants

                         ________________________




We consent to the incorporation by reference in the registration statement of Progenics Pharmaceuticals, Inc. (the "Company") on Form S-8 of our report dated March 4, 1998, on our audits of the financial statements and financial statement schedule of the Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.





                                   /s/  Coopers & Lybrand L.L.P.

New York, New York
June 5, 1998